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                                                                  EXHIBIT 99.1

CONTACT:          JOSEPH MACNOW
                  (201) 587-1000


VORNADO OPERATING COMPANY

                                                              210 Route 4 East
                                                            Paramus, NJ  07652




FOR IMMEDIATE RELEASE - October 6, 2000



         PARAMUS, NEW JERSEY......VORNADO OPERATING COMPANY (AMEX:VOO) announced that Transportal Network ("Transportal"), a 60% owned internet start - up, is ceasing operations today because of a failure to attract third party funding. As a result, VOO expects to record a charge of approximately $2.1 million for the three months ended September 30, 2000, representing VOO's share of Transportal's third quarter loss and the estimated cost to cease Transportal's operations.








         Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. Such factors include, among others, costs and uncertainties associated with the wind down.